Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

COMPUTERSHARE TRUST COMPANY OF CANADA

(Exact name of trustee as specified in its charter)

CANADA

(Jurisdiction of incorporation or

organization if not a U.S national bank)

n/a

(I.R.S. Employer

Identification Number)

100 UNIVERSITY AVENUE, 11TH FLOOR

TORONTO, ONTARIO, M5J 2Y1

CANADA

(Address of principal executive offices)

John Wahl, Trust Officer

350 Indiana St., Suite 750, Golden, Colorado 80401

(303) 262-0707

(Name, address and telephone number of agent for services)

OPEN TEXT CORPORATION

(Exact name of obligor as specified in its charter)

Canada	98-0154400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

275 Frank Tompa Drive

Waterloo, Ontario, Canada N2L0A1

(519) 888-7111

(Address of principal executive offices)

Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Office of the Superintendent of Financial Institutions (OFSI)

255 Albert Street

Ottawa, Ontario K1A 0H2, Canada

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 15.	Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified under the Act:

The trustee filed a Form T-6, Application Under Section 310(a)(1) of the Trust Indenture Act of 1939 for Determination of Eligibility of a Foreign Person to Act as Institutional Trustee, on September 27, 2010 in connection with the Registration Statement on Form S-1/A (File No. 333-168856) filed by Atlantic Power Corporation (the “2010 Registration Statement”). The order in response to the Form T-6 authorizing the trustee to act as the sole trustee was deemed issued by the SEC concurrently with the effectiveness of the 2010 Registration Statement.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	Articles of Incorporation of the trustee, as now in effect. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-183135)

2.	Certificate of Authority of the trustee to commence business. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-183135)

3.	See Exhibit 3 attached.

4.	A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-183135)

5.	Not applicable.

6.	Not applicable.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Appointment of Agent for Service of Process on Form F-X.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Computershare Trust Company of Canada, organized and existing under the laws of Canada, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Toronto, and Province of Ontario, on the 24th day of April 2014.

Computershare Trust Company of Canada

By:	/s/ Patricia M. Wakelin
Patricia M. Wakelin
Corporate Trust Officer

By:	/s/ Danny Snider
Danny Snider
Corporate Trust Officer

EXHIBIT 3

COMPUTERSHARE TRUST COMPANY OF CANADA

BY-LAW NO. 4, AS AMENDED AND RESTATED

Section 2.4 – Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Company by any two of the directors, Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Executive Vice-Presidents, Senior Vice-Presidents, Regional Vice-Presidents or Vice-Presidents. In addition, the board of directors or any two of the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Executive Vice-Presidents, Senior Vice-Presidents, Regional Vice-Presidents or Vice-Presidents may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

CERTIFIED to be a true and exact copy of an extract from By-Law No. 4 of the By-Laws of Computershare Trust Company of Canada, which By-Law is in full force and effect as of the date hereof.

DATED at Toronto, this 24th day of April, 2014.

Magdalena Autea

/s/ Magdalena Autea
Assistant Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA (the “Company”)

RESOLUTION REGARDING

EXECUTION OF DOCUMENTS AND COUNTERSIGNATURES

RESOLVED that pursuant to the authority of the Board of Directors under the terms of Section 2.4 of By-Law No. 4 of the Company, the Company hereby makes the following designations, which shall supersede any previous designations pursuant to such By-law:

1.	THAT for the purposes of this designation each person listed on the attached pages shall be designated as a Signing Officer of the Company as a holder of the positions set out next to his or her name for so long as each person remains an employee of the Company.

2.	THAT for the purposes of this designation the Officers and Signing Officers of the Company shall be divided into the following classes:

CLASS A	CLASS B	CLASS C

President	General Manager	Manager, Disbursements
Chief Executive Officer	Branch Manager	Manager, Investor Services
Chief Financial Officer	Corporate Trust Officer	Manager, Trade Processing
Controller	Director, Broker Products	Manager, Transfer Processing
Executive Vice President	Regional Manager, Service Delivery	Professional, Administrative Services
Senior Vice President	Manager, Administration	Professional, Product Specialist
Vice President	Manager, Client Services	Professional, SEDAR
Treasurer	Manager, Client Services, Communication Services	Professional, Transfers
Secretary	Manager, Commercial Development, Communication Services	Team Leader, Bond Administration
	Manager, Corporate Actions	Team Leader, Client Services, Communication
	Manager, Corporate Administration	Services
	Manager, Corporate Trust	Team Leader, Corporate Actions
	Manager, Employee Plans	Team Leader, Legals
	Manager, MBS	Team Leader, Oil Royalties
	Manager, Oil Royalties	Team Leader, Research
	Manager, Operations, Communication Services	Team Leader, Security Flow
	Manager, Production Development, Communication Services	Team Leader, Trust Investments
	Manager, Stock Transfer	Administrator, Audit
	Manager, Stock Transfer &	Administrator, Client Services
	Client Services	Administrator, Corporate Actions
	Manager, Stock Transfer & Operations	Administrator, Corporate Trust
	Professional, Client Services	Administrator, Escrows
	Professional, Corporate Actions	Administrator, MBS
	Professional, Employee Plans	Administrator, Oil Royalties
	Professional, MBS	Administrator, Stock Transfer
	Professional, Service Delivery	Associate Trust Officer
Professional, Stock Transfer

3.	THAT, any two Signing Officers listed in Class A or B, or both, or any one Class A or B Signing Officer together with one Class C Signing Officer may represent and act in the name of the Company, but only in the ordinary course of the Company’s trust and agency services business activities including, without limitation, transfer agency, record keeping, plan administration and debt trusteeship. The above mentioned Signing Officers, on behalf of the Company, shall be authorized:

(a)	to execute and deliver all affidavits, agreements, certificates, contracts, deeds, indentures, notices, undertakings, conveyances or other documents required in the course of its operations including, without restricting the generality of the foregoing, documents evidencing any assignment, charge, co-ownership of immoveable, conveyance, deposit, exchange, habitation, hypothec, insurance, lease, lien, loan, mortgage, partnership, pledge, privilege, purchase, registration of real rights, retrocession, sale, suretyship, usufruct or other like documents;

(b)	to secure any loans or other sums owed by way of mortgage, hypothec, lien or other charges upon property, real or personal, moveable or immovable;

(c)	to acquire, convey, dispose or sell, in whole or in part, by way of public or private sale, by auction or otherwise, of said property so mortgaged, hypothecated or otherwise given as security;

(d)	to grant easements, encumbrances, servitudes, rights of way and other charges and liens upon immovable or real property;

(e)	to grant partial or total acquittances, discharges, mainlevées and releases, with or without consideration, of charges, hypothecs, liens, mortgages, pledges, privileges and of any effect of a giving-in-payment clause or of a resolutory clause;

(f)	to execute and deliver all agreements, contracts, deeds or other documents pertaining to the administration, the custody or the transfer of bonds, certificates of deposits, debentures, notes, options, shares, warrants or like securities and to receive funds and invest same in said instruments; and

(g)	to accept, convey, issue, purchase, receive, sell, subscribe for or transfer bonds, certificates of deposits, debentures, notes, options, shares, warrants or like securities.

The Signing Officers are authorized to exercise all powers, responsibilities and rights and to execute all obligations required under the terms of any affidavit, agreement, certificate, contract, deed, indenture, notice or other empowering document in the course of the Company’s operations and generally to do all such things as are necessary and useful to the fulfillment of the above objects, subject to any limitations imposed by law, in order to give full effect and purpose to the foregoing.

4.	THAT the authorization contained herein does not include contracts and agreements for the purchase of goods and services by the Company for its own use which are excluded from the operation of this authorization.

5.	THAT any one Signing Officer from Classes A, B or C, or any combination thereof, may sign and counter-sign bonds, debentures, stock certificates and other securities on behalf of the Company, when it acts as trustee, transfer agent and/or registrar.

6.	THAT any Signing Officer may affix the corporate seal to any instrument requiring same.

7.	THAT any officer holding a dual position shall sign only once.

DATED at Toronto, Ontario, as of the 15th day of May, 2013.

CERTIFIED TRUE COPY

I, Magdalena Autea, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that this copy of the Resolution Regarding Execution Of Documents and Countersignatures for Computershare Trust Company of Canada is a true copy of the original which was passed by the Board of Directors on May 15th, 2013 and is of full force and effect as of the date hereof.

Certified at Toronto on this 24th day of April, 2014.

Magdalena Autea

/s/ Magdalena Autea
Assistant Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

AUTHORIZED SIGNATURES

/s/ Morag Abraham	/s/ Nico Avendano
Morag Abraham, Corporate Trust Officer	Nico Avendano, Corporate Trust Officer

/s/ Jason [ILLEGIBLE]	/s/ Shelley Bloomberg
Jason [ILLEGIBLE], Corporate Trust Officer	Shelley Bloomberg, Manager, Corporate Trust

/s/ Aaron Cao	/s/ Charles Cuschieri
Aaron Cao, Administrator, MBS	Charles Cuschieri, Associate Trust Officer

/s/ Eric L. Foronda	/s/ Charles Eric Gauthier
Eric L. Foronda, Professional, MBS	Charles Eric Gauthier, General Manager

/s/ Soheil Kafai	/s/ Youngin Kim
Soheil Kafai, Corporate Trust Officer	Youngin Kim, Administrator, MBS

/s/ Marina Klimova	/s/ Prasath Kugananthan
Marina Klimova, Administrator, MBS	Prasath Kugananthan, Administrator, MBS

I, Magdalena Autea, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that each of the above named persons holds the office set out beside his or her name and that the facsimile signature appearing with the name of each such person is a true exact copy of the signature of such person.

Certified at Toronto on this 24th day of April, 2014.

COMPANY NAME

/s/ Magdalena Autea
Magdalena Autea Assistant Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

AUTHORIZED SIGNATURES

/s/ Stanley Kwan	/s/ Annie [ILLEGIBLE]
Stanley Kwan, Associate Trust Officer	Annie [ILLEGIBLE], Professional, MBS

/s/ Scott Markham	/s/ Daniel Marz
Scott Markham, Manager, Corporate Trust	Daniel Marz, Corporate Trust Officer

/s/ Mircho Mirchev	/s/ Shivani Moktan
Mircho Mirchev, Corporate Trust Officer	Shivani Moktan, Administrator, MBS

/s/ Musabbeha Nagori	/s/ Ann Pierce
Musabbeha Nagori, Administrator, MBS	Ann Pierce, Team Leader, Bond Administration

/s/ Sean Pigott	/s/ Susanne Pynn
Sean Pigott, Corporate Trust Officer	Susanne Pynn, Professional, MBS

/s/ Christina Quintal	/s/ Ann Samuel
Christina Quintal, Administrator, MBS	Ann Samuel, Associate Trust Officer

/s/ Aruna Santsarran	/s/ Michelle Schultz
Aruna Santsarran, Team Leader, Trust Investments	Michelle Schultz, Associate Trust Officer

I, Magdalena Autea, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that each of the above named persons holds the office set out beside his or her name and that the facsimile signature appearing with the name of each such person is a true exact copy of the signature of such person.

Certified at Toronto on this 24th day of April, 2014.

/s/Magdalena Autea
Assistant Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

AUTHORIZED SIGNATURES

/s/ Judith Sebald	/s/ Mohanie Shivprasad
Judith Sebald, Corporate Trust Officer	Mohanie Shivprasad, Associate Trust Officer

/s/ Raji Sivalingam	/s/ Diane Small
Raji Sivalingam, Associate Trust Officer	Diane Small, Manager, MBS

/s/ Danny Snider	/s/ Stuart Swartz
Danny Snider, Corporate Trust Officer	Stuart Swartz, Senior Vice President, Corporate Trust

/s/ Anastassia Tikhomirova	/s/ Patricia Wakelin
Anastassia Tikhomirova, Corporate Trust Officer	Patricia Wakelin, Corporate Trust Officer

/s/ Steven Wang	/s/ Kelly Wood
Steven Wang, Administrator, MBS	Kelly Wood, Manager, Administration

I, Magdalena Autea, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that each of the above named persons holds the office set out beside his or her name and that the facsimile signature appearing with the name of each such person is a true exact copy of the signature of such person.

Certified at Toronto on this 24th day of April, 2014.

/s/ Magdalena Autea
Magdalena Autea Assistant Secretary

Exhibit 7

Consolidated Monthly Balance Sheet – Banks, Trust and Loan	Page 1 of 2

Computershare Trust Company of Canada

CONSOLIDATED MONTHLY BALANCE SHEET

As At February 28, 2014

(in thousands of dollars)

Section I – Assets	Foreign Currency	Total Currency
1. Cash and cash equivalent
(a) Gold, bank notes, deposits with Bank of Canada, cheques and other items in transit	0	0
(b) Deposits with regulated financial institutions, less allowances for impairment	1,935	71,602
2. Securities
(a) Securities issues or guaranteed by Canada/Canadian Province/Canadian Municipal or School Corporation
(i) Treasury Bills and other short term paper	0	0
(ii) Other securities	0	0
(b) Other securities, less allowance for impairment
(i) Debt	0	0
(ii) Shares	0	0
3. Loans
(a) Non-Mortgage Loans, less allowance for impairment
(i) Call and other short loans to investment dealers and brokers, secured	0	0
(ii) To regulated financial institutions	0	0
(iii) To Canadian federal government, provinces, municipal or school corporations	0	0
(iv) To foreign governments	0	0
(v) Lease receivables	0	0
(vi) To individuals for non-business purposes	0	0
Of (A) Secured by residential property	0	0
which: (B) Secured by other than residential property	0	0
(vii) Reverse repurchase agreements	0	0
(viii)To individuals and others for business purposes	0	0
Of (A) Secured by residential property	0	0
which: (B) Secured by other than residential property	0	0
(b) Mortgages, less allowance for impairment
(i) Residential
(A) Insured	0	0
(B) Of which: NHA MBS pooled and unsold	0	0
(C) Uninsured	0	0
(D) Reverse Mortgages	0	0
(ii) Non-residential	0	0
4. Customers’ liability under acceptances, less allowances for impairment	0	0
5. Land, buildings, and equipment, less accumulated depreciation	0	4,951
6. Other assets
(a) Insurance-related assets	0	0
(b) Accrued interest	0	2,800
(c) Prepaid and deferred charges	0	1,724
(d) Goodwill	0	6,055
(e) Intangibles
(i) with definite lives	0	86,255
(ii) with indefinite lives	0	0
(f) Deferred tax assets	0	0
(g) Derivatives related amounts	0	0
(h) Due from Head Office and related Canadian regulated Financial Institutions	0	0
(i) Interests in associates and joint ventures	0	0
(j) Other	25	48,768

Total Assets	1,960	222,155

Consolidated Statement of Comprehensive Income	Page 2 of 2

Computershare Trust Company of Canada

CONSOLIDATED MONTHLY BALANCE SHEET

As At February 28, 2014

(in thousands of dollars)

Section II – Liabilities	Foreign Currency	Total
1. Demand and notice deposits
(a) Federal and Provincial	0	0
(b) Municipal and School Corporations	0	0
(c) Deposit-taking institutions	0	0
(d) Individuals
(i) Tax sheltered	0	28,252
(ii) Other	0	0
(e) Other	0	0
2. Fixed-term deposits
(a) Federal and Provincial	0	0
(b) Municipal and School Corporations	0	0
(c) Deposit-taking institutions	0	0
(d) Individuals
(i) Tax-sheltered	0	0
(ii) Other	0	0
(e) Others	0	0
3. Cheques and other items in transit	0	0
4. Advances from the Bank of Canada	0	0
5. Acceptances	0	0
6. Other liabilities
(a) Liabilities of subsidiaries, other than deposits
(i) Call and other short loans payable	0	0
(ii) Other	0	0
(b) Insurance-related liabilities	0	0
(c) Accrued interest	0	0
(d) Mortgages and loans payable	0	0
(e) Income taxes
(i) Current	0	1,025
(ii) Deferred	0	5,929
(f) Obligations related to borrowed securities	0	0
(g) Obligations related to assets sold under repurchase agreements	0	0
(h) Deferred income	0	8,827
(i) Derivative related amounts	0	0
(j) Due to Head Office and related Canadian regulated Financial Institutions	0	0
(k) Other	1,646	22,047
7. Subordinated debt	0	0
8. Shareholders’ equity
(a) Preferred shares	0	0
(b) Common shares	0	70,622
(c) Contributed surplus	0	18,719
(d) Retained earnings		66,734
(e) Non-controlling interests	0	0
(f) Accumulated Other Comprehensive Income (Loss)		0

Total liabilities and shareholders’ equity	1,646	222,155

Consolidated Statement of Comprehensive Income	Page 1 of 3

Computershare Trust Company of Canada

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Year to date: End of Q4- 2013

{in thousands of dollars)

Interest and dividends income
Deposits with regulated financial institutions	413
Securities issued or guaranteed by Government of Canada, provinces, municipal or school
Other Securities
Loans
Non-mortgage loans
Individuals for non-business purposes
Others
Mortgages
Residential
Non-residential	0
Interest income on impaired loans
Other	58,464

Total interest income	58,877

Interest expense
Demand and notice deposits
Fixed term deposits
Subordinated debt	0
Other	19,235

Total interest expense	19,235

Net interest income	39,642
Charge for impairment	152
Net interest income after charge for impairment	39,490
Trading Income	0
Gains (Losses) on instruments held for other than trading purposes	0
Other Income
Service charges on retail and commercial deposit accounts
Credit and debit card service fees	0
Mortgage, standby, commitment and other loan fees
Acceptance, guarantees and letter of credit fees
Investment management and custodial services	67,538
Mutual (investment) fund, underwriting on new issues and securities commissions and fees
Foreign exchange revenue other than trading	0
Insurance related non-interest income (net)
Other

Total non-interest income	67,538

Net interest and other income	107,028

Non-interest expenses
Salaries, pensions and other staff benefits	33,941
Premises and equipment
Rental of real estate, premises, furniture & fixtures	8,013
Computers & equipment	2,112
Other expenses

Consolidated Statement of Comprehensive Income	Page 2 of 3

Advertising, public relations & business development	837
Office and general expenses	994
Capital and business taxes	354
Professional fees	814
Other	5,849

Total non-interest expenses	52,914
Net income before provision for income taxes	54,114
Provision for income taxes
Current	14,102
Deferred	217
Net income before discontinued operations	39,795
Discontinued operations	0

Net income attributable to equity holders and non-controlling interests	39,795
Net income attributable to non-controlling interests	0
Net income attributable to equity holders	39,795

SCHEDULE 1 – Comprehensive income (loss), attributable to equity holders and non-controlling interests, net of taxes
Net income attributable to equity holders and non-controlling interests	39,795
Other Comprehensive Income (loss)
Items that may be reclassified subsequently to net income:
Available for sale securities
Change in unrealized gains and losses
Equities	0
Debt	0
Loans	0
Reclassification of (gains)/losses to net income	0
Derivatives designed as cash flow hedges
Change in unrealized gains and losses	0
Reclassification of (gains)/losses to net income	0
Foreign currency translation
Change in unrealized gains and losses	0
Impact of hedging	0
Other	0

Subtotal of items that may be reclassified subsequently to net income	0
Items that will not be reclassified to net income:
Share of other comprehensive income (loss) of associates and joint ventures	0
Remeasurements of defined benefit plans	0
Other

Subtotal of items that will not be reclassified to net income

Total other comprehensive income (loss)	0
Total comprehensive income (loss)	39,795

Attributable to:
Equity holders of the bank	39,795
Non-controlling interests	0

Consolidated Statement of Comprehensive Income	Page 3 of 3

SCHEDULE 2 – Accumulated other comprehensive income (loss), attributable to equity holders, net of taxes
Items that may be reclassified subsequently to net income:
Available for sale securities
Equities	0
Debt	0
Loans	0
Derivatives designed as cashflow hedges	0
Foreign currency translation, net of hedging activities	0
Other	0

Subtotal of items that may be reclassified subsequently to net income	0
Items that will not be reclassified to net income:
Share of other comprehensive income {loss) of associates and joint ventures	0
Other

Subtotal of items that will not be reclassified to net income	0

Total	0

Exhibit 9

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-X

APPOINTMENT OF AGENT FOR SERVICE OF PROCESS AND UNDERTAKING

A.	Name of issuer or person filing (“Filer”): Computershare Trust Company of Canada

B.	(1) This is [check one]:

☒        an original filing for the Filer

☐        an amended filing for the Filer

(2)	Check the following box if you are filing the Form F-X in paper in accordance with Regulation S-T Rule 101(b)(9) ☐

C.	Identify the filing in conjunction with which this Form being filed:

Name of registrant	Open Text Corporation
Form type:	S-3
File Number (if known):	333-
Filed by:	Computershare Trust Company of Canada
Date Filed (if filed concurrently, so indicate):	April 24, 2014

D.	The Filer is incorporated or organized under the laws of Canada and has its principal place of business at 100 University Avenue, 11th Floor, North Tower, Toronto, Ontario, Canada, M5J 2Y1 Telephone No.416-263-9200

E.	The Filer designates and appoints Computershare Trust Company, N.A. (“Agent”) located at 350 Indiana Street, Suite 750, Golden, Colorado, 80401 as agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in:

(a)	any investigation or administrative proceeding conducted by the Commission; and

(b)	any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or related to or concerns (i) any offering made or purported to be made in connection with the securities registered or qualified by the Filer on Form F-10 on June 17, 2009, or any purchases or sales of any security in connection therewith; (ii) the securities in relation to which the obligation to file an annual report on Form 40-F arises, or any purchases or sales of such securities; (iii) any tender offer for the securities of a Canadian issuer with respect to which filings are made by the Filer with the Commission on Schedule 13E-4F, 14D-1F or 14D-9F; or (iv) the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule 10a-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

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F.	The Filer stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date the issuer of the securities to which such forms and schedules relate has ceased reporting under the Exchange Act.

The Filer further undertakes to advise the Commission promptly of any change to the Agent’s name and address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.

G.	Each person filing this Form, other than a trustee filing in accordance with General Instruction I.(e) of this Form, undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to: the Forms, Schedules, and offering statements described in General Instructions I.(a), I.(b), I.(c), I.(d) and I.(f) of this Form, as applicable; the securities to which such Forms, Schedules and offering statements relate; and the transactions in such securities.

The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada, this 24th day of April, 2014.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Soheil Kafai
Name:	Soheil Kafai
Title:	Corporate Trust Officer

By:	/s/ Patricia Wakelin
Name: Title:	Patricia Wakelin Corporate Trust Officer

This statement has been signed by the following person in the capacity and on the date indicated.

Authorized Agent in the United States

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ John M. Wahl
Name:	John M. Wahl
Title:	Corporate Trust Officer

April 24, 2014

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